UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 25, 2007

(Date of earliest event reported)

Optionable, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51837	52-2219407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Columbus Avenue Valhalla, NY	10595
(Address of principal executive offices)	(Zip Code)

914-773-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On July 25, 2007, Optionable, Inc. (the “Company”) entered into a Separation and Release Agreement (the “Separation and Release Agreement”), by and among the Company, Opex International, Inc. (“OPEX”), Kevin DeAndrea, Noah Rothblatt, Kevin Brennan and Nicole Troiani (each, an “Employee” and collectively, the “Employees”), pursuant to which:

(i) each of the Service and Repurchase Agreement, dated January 31, 2007, by and between the Company, OPEX and Mr. DeAndrea (the “Service and Repurchase Agreement”), the Employment Agreement, dated as of May 1, 2007, between the Company and Mr. DeAndrea, each other contract between Mr. DeAndrea and the Company, OPEX and/or any of their respective affiliates, agents or other representatives and the at-will employment relationships pursuant to which Optionable employed Mssrs. Rothblatt and Brennan and Ms. Troiani, were terminated;

(ii) Mr. DeAndrea agreed to pay an aggregate of $150,000 to the Company as consideration for the transfer to Mr. DeAndrea of the Company’s interests in certain deposit accounts in the same aggregate amount maintained by the Company with third parties;

(iii) Optionable agreed to pay to Mr. DeAndrea an aggregate of $5,100 as consideration for the transfer by Mr. DeAndrea to the Company of his shares in OPEX;

(iv) each of the Employees agreed to resign from the Company;

(v) the Employees, the Company and OPEX agreed that none of them would be subject to noncompete restrictions going forward;

(vi) the parties agreed that all options to purchase shares of the Company’s common stock previously granted to the Employees were terminated;

(vii) Mr. DeAndrea would have the right to occupy and operate the booth on the floor of the New York Mercantile Exchange, Inc. previously occupied and operated by the Company in connection with its floor brokerage operations, but would, for a period of one year and subject to certain conditions, provide access to two telephone lines within the booth to employees of Optionable and OPEX for the purpose of placing orders or otherwise in connection with their business;

(viii) each of OPEX and the Company, on behalf of themselves and their respective present and former officers, directors, employees, affiliates, agents, representatives, predecessors, successors and assigns, released all claims against, and agreed not to sue, each of the Employees and their respective affiliates, heirs, executors, administrators, representatives, successors and assigns; and

(ix) each of the Employees, on behalf of themselves and their respective present and former affiliates, agents, heirs, executors, administrators, representatives, successors and assigns, released all claims against, and agreed not to sue, each of OPEX, the Company and their respective present and former officers, directors, agents, representatives, successors and assigns.

Generally speaking, the Separation and Release Agreement will be effective as of July 31, 2007.

The foregoing description of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Separation and Release Agreement, dated July 25, 2007, by and among Optionable, Inc., Opex International, Inc., Kevin DeAndrea, Noah Rothblatt, Kevin Brennan and Nicole Troiani.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 31, 2007	OPTIONABLE, INC.

	By:	/s/ Marc-Andre Boisseau
Name: Marc-Andre Boisseau Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation and Release Agreement, dated July 25, 2007, by and among Optionable, Inc., Opex International, Inc., Kevin DeAndrea, Noah Rothblatt, Kevin Breenan and Nicole Troiani.

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